Exhibit 5.1

August 23, 2021

Penn Virginia Corporation

16285 Park Ten Place

Suite 500

Houston, Texas 77084

Penn Virginia Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion letter in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about August 23, 2021.  The Registration Statement relates to the Company’s registration of up to 5,855,940 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable in connection with the transactions contemplated by the Agreement and Plan of Merger, dated July 10, 2021 (as amended from time to time, the “Merger Agreement”), by and between, the Company and Lonestar Resources US Inc.

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including (i) the Company’s Third Amended and Restated Articles of Incorporation, effective as of May 12, 2021, and the Company’s Sixth Amended and Restated Bylaws, effective as of May 3, 2021, (ii) the Merger Agreement, (iii) the Registration Statement, (iv) resolutions adopted by the Company’s Board of Directors on July 9, 2021 and August 23, 2021 and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON
LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Penn Virginia Corporation
August 23, 2021

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company and certificates of public officials, without independent verification of their accuracy.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          The Shares have been duly authorized by the Company and, when the Shares have been duly issued by the Company and delivered in in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus that forms part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.  This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP